SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 19, 2016

INVUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37417	04-3803169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

444 De Haro Street

San Francisco, CA 94107

(Address of principal executive offices)

(650) 655-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2016, Invuity, Inc. (the “Company”) held its annual meeting of stockholders at its headquarters located at 444 De Haro Street, San Francisco, California (the “Meeting”). Present at the Meeting in person or by proxy were holders of 10,885,662 shares of common stock, representing 81.23% of the voting power of the shares of common stock as of March 23, 2016, the record date for the Meeting, and constituting a quorum for the transaction of business.

The stockholders of the Company voted on the following items at the Meeting:

1.	To elect two Class I directors for a three-year term to expire at the 2019 annual meeting of stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The voting results for each of these proposals are detailed below.

1. Election of Directors

Nominee	For	Withhold	Broker Non-votes

Phillip Sawyer	9,566,252	584,326	735,084
Gregory T. Lucier	9,528,020	622,558	735,084

The aforesaid nominees have been elected as directors for the term set forth above.

2. Ratification of Appointment of Independent Registered Public Accounting

For	Against	Abstentions

10,885,373	289	0

The forgoing proposal has been approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVUITY, INC.
Date: May 24, 2016
	By:	/s/ Philip Sawyer
Philip Sawyer
President and Chief Executive Officer